Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 2006 (except for Note 11, as to which the date is January 31, 2006), relating to the financial statements of Lpath, Inc. for the years ended December 31, 2005 and 2004.

/s/ Levitz, Zacks & Ciceric
Certified Public Accountants
San Diego, California
September 11, 2006